UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2025

SHF Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-40524	86-2409612
(Commission File Number)	(IRS Employer Identification No.)

1526 Cole Blvd., Suite 250

Golden, Colorado 80401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 431-3435

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	SHFS	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	SHFSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Departure

On May 2, 2025, Karl Racine informed SHF Holdings, Inc. (the “Company”) of his decision to resign from his position as a director of the Company and as a member of the Board of Director’s (the “Board”) Nomination and Governance Committee effective immediately. Mr. Racine’s resignation from the Board was for personal reasons and is not a result of any disagreement with the Company on any matter relating to the operations, policies or practices of the Company.

Board of Directors Appointment

On May 2, 2025, the Board appointed Francis A. Braun III as a Class I director. At this time, Mr. Braun has not been appointed to any Board committees.

Francis A. Braun III has served as a consultant to Kohlberg Kravis Roberts & Co. L.P. since July 2024, a senior advisor to Stout since April 2024, and as a member of CrossCountry Consulting’s advisory counsel since February 2024. Mr. Braun has also served as a director of Crown Bank in New Jersey since October 2024 and is the interim chairman of the bank’s audit committee. From December 2016 to July 2023, Mr. Braun served as a Partner at Grant Thornton LLP. Mr. Braun is considered a financial expert under the Sarbanes-Oxley rules and has 40 years of diversified experience serving public and private companies during his time in public accounting with Arthur Andersen LLP, Deloitte & Touche LLP and Grant Thornton LLP. He holds a Bachelor of Science in Commerce, Accounting from Rider University.

Mr. Braun will receive compensation for his Board and committee service in accordance with the Company’s outside director compensation program as previously described in the Company’s filings with the Securities and Exchange Commission, prorated for any partial years of service.

There is no family relationship between Mr. Braun and any other executive officer or director of the Company. There are no transactions in which Mr. Braun has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Braun and any other persons pursuant to which he was selected as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHF HOLDINGS, INC.

Date: May 7, 2025	By:	/s/ Terrance E. Mendez
Terrance E. Mendez
Chief Executive Officer